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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

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                     COLLINS & AIKMAN FLOORCOVERINGS, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                        58-2151061
           (State of incorporation             (I.R.S. employer
              or organization)                identification no.)

         311 Smith Industrial Boulevard             30722
                Dalton, Georgia                   (Zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

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       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

       Securities to be registered pursuant to Section 12(g) of the Act:

                       Series B 10% Senior Subordinated
                                Notes due 2007
                               (Title of Class)

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Item 1.         Description of Registrant's Securities to be Registered.

        A description of the Series B 10% Senior Subordinated Notes due 2007 of the Registrant is set forth under the caption "DESCRIPTION OF THE NOTES" in the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Commission") on June 4, 1997 under the Securities Act of 1933, as amended (SEC file number 333-24699)(the "Registration Statement"), which description is incorporated herein by reference.


Item 2.         Exhibits.

        The following exhibits are hereby incorporated by reference to the Registration Statement.

        1.      Form of Specimen Series B 10% Senior Subordinated Note due 2007.

        2. Indenture, dated as of February 6, 1997, by and among CAF Acquisition Corporation and IBJ Schroder Bank & Trust Company.

        3. First Supplemental Indenture, dated as of February 6, 1997, by and among the Registrant and IBJ Schroder Bank & Trust Company.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

July 2, 1997

                                            COLLINS & AIKMAN
                                            FLOORCOVERINGS, INC.

                                            By: /s/ Darrel V. McCay
                                               ---------------------------------
                                               Darrel V. McCay
                                               Chief Financial Officer


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